                                                                   EXHIBIT 10(a)

                                    RESTATED
                              KEEP WELL AGREEMENT

                           Dated as of June 17, 1997

     This Agreement, dated as of June 17, 1997, restates an agreement dated as of August 28, 1992 (the "First Amended and Restated Keep Well Agreement"), as amended as of May 3, 1995 and June 17, 1997, between The Fuji Bank, Limited, a Japanese banking corporation ("Fuji"), acting by and through its New York Branch (the "Branch"), and Heller Financial, Inc, a Delaware corporation ("Finance").


                              W I T N E S S E T H:


     WHEREAS, Fuji on January 26, 1984 purchased from Walter E. Heller International Corporation, a Delaware corporation ("Heller"), pursuant to a Stock Purchase Agreement dated as of April 23, 1983 (the "Stock Purchase Agreement"), all of the issued and outstanding shares of common stock of Finance and of Walter E. Heller Overseas Corporation, a Delaware corporation ("Overseas"); and

     WHEREAS, pursuant to the Stock Purchase Agreement, Fuji and Finance entered into a Keep Well Agreement dated as of April 23, 1983 (the "Original Keep Well Agreement") in order to assist Finance in maintaining its credit rating; and

     WHEREAS, the First Amended and Restated Keep Well Agreement was executed in order to reflect various amendments that had been made to the Original Keep Well Agreement; and

     WHEREAS, the First Amended and Restated Keep Well Agreement has been subsequently amended; and

     WHEREAS, Finance and Fuji now desire to restate the First Amended and Restated Keep Well Agreement to reflect such amendments;

     NOW, THEREFORE, the parties hereto agree to restate the First Amended and Restated Keep Well Agreement as follows (the First Amended and Restated Agreement as so restated being referred to herein as the "Keep Well Agreement" or this "Agreement"):

     SECTION 1.Definitions. For the purposes of this Agreement:

          "Business Day" shall mean a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City or Chicago.

          "Commercial Paper" shall mean all commercial paper issued and sold by Finance (or by any issuing agent acting on behalf of Finance) after the date of the Original Keep Well Agreement and on or prior to the 30th Business Day after notice or termination of this Agreement is given by Fuji pursuant to Section 8(c) or by Finance pursuant to Section 8(d).

          "Illiquidity Certification" shall mean a certificate of the chief financial officer or chief accounting officer of Finance, in substantially the form of Exhibit A hereto.

          "Moody's" shall mean Moody's Investors Service, Inc. Any reference in this Agreement to any specific rating by Moody's is a reference to such rating as currently defined by Moody's and shall be deemed to refer to the equivalent rating if such rating system changes. If Moody's shall at any time discontinue rating either the Series A Preferred Stock or the Series B Preferred Stock and S&P is not then rating such Preferred

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     Stock, then Goldman, Sachs & Co. for as long as the Series A Preferred
     Stock shall remain outstanding and thereafter Lehman Brothers Inc., or its applicable successor, shall, within 30 days, select a nationally recognized substitute rating agency and identify the comparable ratings from such agency. During such 30 day period, Moody's rating shall be considered to be the last rating Moody's provided before it discontinued rating the applicable Preferred Stock.

          "Net Worth" for any period shall mean the stockholders' equity of Finance (including preferred stock, common stock and earned surplus and all other items listed under the heading "Stockholders' Equity" on the balance sheet of Finance) as determined in accordance with generally accepted accounting principles, consistently applied, and shown on the balance sheet of Finance as at the close of such period; provided, however, that for the purposes of this Agreement, Net Worth shall be increased by the aggregate amount of the accrued and unpaid dividends on all shares of NW Preferred Stock outstanding on the last day of the period in respect of which Net Worth is being determined (and by the aggregate amount of the liquidation preference of all such shares of NW Preferred Stock to the extent not otherwise included in Net Worth pursuant to the foregoing provisions of this definition).

          "Net Worth Certification" for any period shall mean a certificate of the chief financial officer or chief accounting officer of Finance, in substantially the form of Exhibit B hereto, setting forth in detail the Net Worth for such period and the calculations upon which it has been determined and containing a notice of issuance of NW Preferred Stock.

          "Net Worth Deficiency" for any period shall mean the amount by which $500,000,000 exceeds the Net Worth in respect of such period.

          "NW Preferred Stock" shall mean the preferred stock of Finance entitled "NW Preferred Stock" and to be issued pursuant to Section 2 to Fuji or a subsidiary of Fuji as Fuji shall elect by written notice to Finance (such notice to be given to Finance no later than three Business Days prior to the date of issuance of any such NW Preferred Stock pursuant to Section 2), from time to time in one or more series, each without voting rights except as shall be provided for under the statutes of the State of Delaware, and having the following provisions:

          (a) Dividends. Dividends as to any series of NW Preferred Stock shall be payable (if declared) quarterly commencing on the last day of the calendar quarter during which such series is issued, and on the last day of each calendar quarter thereafter (each such last day of a calendar quarter being a "Dividend Date") for so long as that series is outstanding (the dividend during the first such quarter to be prorated); dividends on each series of NW Preferred Stock shall accrue and be payable at a rate per annum equal at all times during a calendar quarter ending on a Dividend Date to 1% per annum above the rate of interest at which deposits in United States Dollars are offered by the principal office of Fuji in London, England on the second Business Day (it being agreed that for this purpose only, the definition of "Business Day" shall not include reference to Chicago) preceding the first day of such calendar quarter (or, in the case of the first dividend period, preceding the date of issuance of such series) to prime banks in the London interbank market for a period equal to three months (or, in the case of such first dividend period, equal to such shorter period commencing on the date of issuance of such series and ending on the last day of the calendar quarter during which such issuance occurred); provided, however that the dividends on each series of NW Preferred Stock shall be noncumulative such that if the Board of Directors of Finance fails to declare a dividend on the NW Preferred Stock payable on a dividend payment date, then holders of NW Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Finance will have no obligation to pay dividends accrued for such period, whether or not dividends on the NW Preferred Stock are declared payable on any future dividend payment date; and provided further, however, that no dividend shall be paid on any series of NW Preferred Stock during the existence of a default in the payment of principal of or interest on any outstanding indebtedness for money borrowed of Finance;

          (b) Redemption. Shares of NW Preferred Stock shall be redeemable no less than 30 and no more than 45 days following the end of a calendar quarter, in an aggregate amount in respect of such calendar quarter not exceeding the excess of Net Worth as of the end of such calendar quarter over $500,000,000, upon five Business Days' prior written notice to Finance from the holder thereof, at a redemption price equal

                                       2
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     to the price paid to the issuer for such shares upon the issuance thereof plus accumulated unpaid dividends; provided, however, that Finance shall be obligated to effect any such redemption only to the extent that its doing so will not (i) result in a breach of or default under any agreement for or instrument evidencing indebtedness of Finance or guaranteed by Finance and
     (ii) conflict with the terms of the proviso to paragraph (a) of the definition of NW Preferred Stock;

          (c) No Sinking Fund. No shares of any series of NW Preferred Stock shall be subject or entitled to the benefit of a sinking fund; and

          (d) Liquidation Rights. Each series of NW Preferred Stock shall be entitled to the same rights upon liquidation, dissolution or winding up of Finance as the Series A Preferred Stock ($6.50 Preferred Stock) of Finance, outstanding prior to the date hereof.

          "Preferred Stock" shall mean either the Series A Preferred Stock or the Series B Preferred Stock, or both, as the context shall require.

          "Rating Agencies" shall mean Moody's and S&P and their respective successors, if any, selected in accordance with the definitions of Moody's and S&P, respectively. In the event either Moody's or S&P shall discontinue rating either the Series A Preferred Stock or the Series B Preferred Stock or both while the other is continuing to provide such ratings, "Rating Agencies" shall thereafter mean the Rating Agency which is continuing to provide such ratings.

          "S&P" shall mean Standard & Poor's Corporation. Any reference in this Agreement to any specific rating by S&P is a reference to such rating as currently defined by S&P and shall be deemed to refer to the equivalent rating if such rating system changes. If S&P shall at any time discontinue rating either the Series A Preferred Stock or the Series B Preferred Stock and Moody's is not then rating such Preferred Stock, then Goldman, Sachs & Co. for as long as the Series A Preferred Stock shall remain outstanding and thereafter Lehman Brothers Inc., or its applicable successor, shall, within 30 days, select a nationally recognized substitute rating agency and identify the comparable ratings from such agency. During such 30 day period, S&P's rating shall be considered to be the last rating S&P provided before it discontinued rating the applicable Preferred Stock.

          "Series A Preferred Stock" shall mean the "Cumulative Perpetual Senior Preferred Stock, Series A" issued by Finance.

          "Series B Preferred Stock" shall mean the "Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series B" issued by Finance and any preferred stock issued by Finance in exchange therefor.

          "Series A Minimum Rating" shall mean with respect to: a) Moody's, a rating of "a3" and, with respect to Moody's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of Moody's herein; and b) S&P, a rating of "A-" and, with respect to S&P's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of S&P herein.

          "Series B Minimum Rating" shall mean with respect to: a) Moody's, a rating of "baa1" and, with respect to Moody's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of Moody's herein; and b) S&P, a rating of "BBB" and, with respect to S&P's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of S&P herein.

          "Termination Date" shall mean the earlier of (a) December 31, 2007 and
     (b) the Unsupported Rating Date, but in no event earlier than December 31, 2002.

          "Unsupported Rating Date" shall mean such date on which Finance shall have first obtained from each of the Rating Agencies a written certification that upon termination of this Agreement the ratings on the

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

     senior unsecured indebtedness of Finance without the support provided by this Agreement shall be no lower than the ratings of Finance with the support provided by this Agreement.

     SECTION 2. Net Worth Maintenance. If at the close of any month, there is a Net Worth Deficiency for such month, Finance shall forthwith send to Fuji a Net Worth Certification with respect thereto (accompanied by financial statements for such period) requesting Fuji to purchase, or to cause a subsidiary of Fuji to purchase, shares of NW Preferred Stock from Finance having an aggregate liquidation preference equal to such Net Worth Deficiency, and Fuji shall, within five Business Days after receipt by Fuji of such written request from Finance, purchase, or cause a subsidiary of Fuji to purchase, shares of NW Preferred Stock from Finance in such amount, against delivery of such shares to Fuji or the Branch or such subsidiary, as Fuji shall elect by three Business Days' prior written notice to Finance.

     SECTION 3. Liquidity Maintenance. If on or before the effectiveness of termination of this Agreement, Finance reasonably and in good faith determines that it will have insufficient cash or other liquid assets to meet its payment obligations on Commercial Paper maturing on the date in respect of which such determination is made (each such date being a "Shortfall Date" and the amount of such insufficiency occurring on such Shortfall Date being the "Liquidity Shortfall" in respect of such Shortfall Date), and it shall have available no unused commitments under its lines of credit, credit agreements and other credit facilities with lenders other than Fuji, then Finance shall forthwith send to the Branch an Illiquidity Certification requesting Fuji, through the Branch, to make an advance to Finance in an amount not exceeding such Liquidity Shortfall (such advance being a "Liquidity Advance"), and, upon receipt by the Branch no later than 11:00 A.M. (New York City time) on such Shortfall Date of such Illiquidity Certification and an executed promissory note (which may be signed manually by facsimile) in the form of Exhibit C hereto (a "Liquidity Advance Note") in respect of such Liquidity Advance, the Branch shall make a Liquidity Advance in such amount on such Shortfall Date. Each Liquidity Advance shall be repayable on demand made at any time after the Business Day following the 29th day after the day on which such Liquidity Advance is made, shall bear interest on the unpaid principal amount thereof from the date of such Advance until the principal amount thereof shall be paid in full, payable in arrears on the maturity thereof (and, in the case of any overdue principal, on demand), at a rate of interest equal to a fluctuating interest rate per annum equal at all times to 1/4 of 1% per annum above, but on any overdue principal amount 1 1/4% per annum above, the rate of interest announced publicly by Morgan Guaranty Trust Company of New York in New York, New York from time to time as its prime commercial lending rate, and shall be prepayable by Finance, as a whole or in part, without premium, upon five Business days' prior written notice to Fuji; provided, however, that no repayment of a Liquidity Advance shall be made during the continuance of a default in the payment of any indebtedness of Finance for borrowed money which indebtedness is not by its terms subordinated to other indebtedness of Finance; and provided, further, that in no event shall Fuji's obligation pursuant to this Section 3 to make Liquidity Advances exceed in the aggregate for all Liquidity Advances at any time outstanding $500,000,000 (the "Liquidity Commitment").

     SECTION 4. Limitation on Sale or Issuance of Common Stock of Finance. Fuji will not, prior to giving notice of termination of this Agreement pursuant to
Section 8(c) or consenting to termination of this Agreement pursuant to Section 8(d), sell, pledge or otherwise dispose of, or permit any subsidiary to sell, pledge or otherwise dispose of, or permit Finance to issue, any shares of common stock of Finance, except that (i) Finance may issue shares of its common stock to Fuji or to any corporation all of whose outstanding common stock is owned directly or indirectly by Fuji, and (ii) Fuji or any corporation all of whose outstanding common stock is owned directly or indirectly by Fuji may transfer shares of common stock of Finance to any corporation all of whose outstanding common stock is owned directly or indirectly by Fuji or to Fuji.

     SECTION 5. Representations and Warranties of Finance. Finance represents and warrants as follows:

          (a) The execution, delivery and performance by Finance of this Agreement and the performance of the transactions contemplated thereby are within Finance's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Finance's charter or by-laws or (ii) any law or contractual restriction binding on or affecting Finance.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Finance of this Agreement or for the performance by Finance of the transactions contemplated hereby.

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          (c) This Agreement is, and each Liquidity Advance Note when issued hereunder will be, legal, valid and binding obligations of Finance enforceable against Finance in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

          (d) A sufficient number of shares of NW Preferred Stock have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to the provisions of this Agreement against payment of the consideration therefor described herein, each such share will be validly issued, fully paid and non-assessable; and each such share will conform to the description thereof contained herein, and such description will conform to such share. Upon its issuance, no share of NW Preferred Stock will be subject to the preemptive rights of any shareholder of Finance.

          (e) The offering, sale and delivery of the NW Preferred Stock to Fuji or a subsidiary of Fuji under the circumstances contemplated hereby do not require registration of the NW Preferred Stock under the Securities Act of 1933, as amended (the "1933 Act"), and do not require qualification of this Agreement or any indenture under the Trust Indenture Act of 1939, as amended.

          (f) All Commercial Paper will be exempt from registration under the 1933 Act by virtue of Section 3(a)(3) thereof.

          (g) Finance is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any sale of NW Preferred Stock or any Liquidity Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     SECTION 6. Covenants of Finance. Finance covenants and agrees that, until the latest of the effective date of termination of this Agreement as herein provided, the redemption in full of all NW Preferred Stock and the repayment in full of all Liquidity Advances made by Fuji:

          (a) Finance will not issue or permit to be issued any Commercial Paper having maturity later than the Business Day immediately following the 269th day after its date of issue;

          (b) Finance will issue Commercial Paper only on such terms as will enable such Commercial Paper to be exempt from registration under the 1933 Act by virtue of Section 3(a)(3) thereof;

          (c) Finance will use its best efforts to meet maturities of outstanding Commercial Paper when due from sources (including the proceeds of commercial paper issued by Finance after notice of termination of this Agreement shall have been given pursuant to Section 8(c) or 8(d)) other than the proceeds of Liquidity Advances, and will use the proceeds of each Liquidity Advance solely for the payment at maturity of the Commercial Paper in respect of which such Liquidity Advance was requested;

          (d) Finance will, not less often than at the close of each month, determine whether there is a Net Worth Deficiency for the period as to which such determination is made;

          (e) Finance will maintain (and Fuji hereby undertakes to assure that Finance will maintain) in full force and effect and available to it unused short-term lines of credit, asset sales facilities and committed credit facilities in its favor in an amount at all times approximately equal to 75% of the amount of its commercial paper (including Commercial Paper) from time to time outstanding; and

          (f) Immediately upon receipt of notice of (i) termination of this Agreement given by Fuji pursuant to Section 8(c) or (ii) consent by Fuji to termination of this Agreement by Finance pursuant to Section 8(d), Finance shall furnish notice of such termination to all Commercial Paper dealers and to each statistical rating agency that has issued a rating in respect of Finance or any of its commercial paper or other debt obligations.

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     SECTION 7. No Guarantee; Limitation on Applicability; No Commercial Paper
Holder To Have Rights. This Agreement is not, and nothing herein contained and nothing done pursuant hereto by Fuji shall be deemed to constitute a guarantee, directly or indirectly, by Fuji of the payment of any Commercial Paper or other commercial paper, indebtedness, liability or obligation of any kind or character of Finance or any subsidiary of Finance, nor shall this Agreement or anything contained herein have any effect, directly or indirectly, upon or in respect of any commercial paper or upon or in respect of any Commercial Paper not issued and outstanding on the day notice of termination of this Agreement is given pursuant to Section 8(c) or on the day Fuji shall consent to termination of this Agreement pursuant to Section 8(d), as the case may be. Fuji shall not, by virtue of this Agreement, the transactions contemplated hereby or otherwise, have any obligation or liability of any kind or character to or in respect of any holder of any commercial paper or other indebtedness, liability or obligation of any kind or character of Finance or any subsidiary of Finance.

     SECTION 8. Modification, Amendment and Termination. (a) This Agreement may be modified or amended only by the written agreement of Fuji and Finance; provided, however, that (i) no such modification or amendment shall have any adverse effect upon any Commercial Paper outstanding at the time of such modification or amendment for so long as such Commercial Paper is outstanding;
(ii) the provisions of Section 8(b), 8(c) and 8(d) shall not be modified or amended for any reason except and unless to extend the dates set forth therein; and (iii) the provisions of Section 8(f) shall not be modified or amended for any reason except and unless to increase the dollar amount set forth therein until the Termination Date.

     (b) This Agreement may not be terminated for any reason by either party hereto, and shall continue in full force and effect, until the Termination Date. After the Termination Date, this Agreement may be terminated by Fuji, in accordance with the provisions of Section 8(c) hereof, or by Finance, in accordance with the provisions of Section 8(d) hereof.

     (c) At any time after the Termination Date, this Agreement may be terminated by Fuji upon thirty Business Days' prior written notice to Finance (with a copy of such notice to each statistical rating agency referred to in Section 6(f) and, if Fuji shall so elect, to each Commercial Paper dealer). However, such termination shall not in any way relieve Finance of its obligations under the NW Preferred Stock outstanding on the date of such termination or under the Liquidity Advance Notes outstanding on the date of such termination, or in respect of Fuji's fee set forth in Section 9. Also, such termination shall not be effective as to the obligations of Fuji contained in Sections 2 and 3 until the scheduled maturity of all Commercial Paper issued in accordance with the terms hereof and outstanding on the 30th Business Day after notice of such termination is given.

     (d) At any time after the Termination Date, this Agreement may be terminated by Finance upon (i) thirty Business Days' prior written notice to Fuji and (ii) receipt by Finance of written consent from Fuji to such termination (with notice of such termination to be given by Finance, after receipt of Fuji's consent to such termination, to each Commercial Paper dealer and statistical rating agency referred to in Section 6(f)). However, such termination by Finance shall not in any way relieve Finance of its obligations under the NW Preferred Stock outstanding on the date of such termination or under the Liquidity Advance Notes outstanding on the date of such termination, or in respect of Fuji's fee set forth in Section 9. Also, such termination shall not be effective as to the obligations of Fuji contained in Sections 2 and 3 until the scheduled maturity of all Commercial Paper issued in accordance with the terms hereof and outstanding on the 30th Business Day after notice of such termination is given.

     (e)(1) Anything contained elsewhere herein to the contrary notwithstanding, it is expressly understood and agreed that this Agreement may not be terminated for any reason by either party hereto, and shall continue in full force and effect, at any time while all or any portion of the Series A Preferred Stock is outstanding and held by third parties other than Fuji (or any direct or indirect wholly-owned subsidiary of Fuji) unless Finance shall have first obtained from each of the Rating Agencies a written certification that upon termination of this Agreement the Series A Preferred Stock will be rated no lower than the Series A Minimum Rating.

     (2) Anything contained elsewhere herein to the contrary notwithstanding, it is expressly understood and agreed that this Agreement may not be terminated for any reason by either party hereto, and shall continue in full force and effect, at any time while all or any portion of the Series B Preferred Stock is outstanding and held by third parties other than Fuji (or any direct or indirect wholly-owned subsidiary of Fuji) unless Finance shall have first obtained from each of the Rating Agencies a written certification that upon termination of this Agreement the Series B Preferred Stock will be rated no lower than the Series B Minimum Rating.

     (3) For purposes of the each of the foregoing clauses (1) and (2), the Series A Preferred Stock or the Series B Preferred Stock shall cease to be considered outstanding at such time as an effective notice of redemption of all of such Preferred Stock shall have been given by Finance and funds sufficient to effectuate such redemption shall have been deposited with the party designated for such purpose in the notice.

     (f) For the purposes hereof, no portion of any Commercial Paper shall be considered to be "outstanding" if moneys or securities in an amount sufficient for the payment of principal thereof and interest and premium, if any, thereon shall have been deposited with the proper party or parties for the satisfaction and discharge of such portion of such Commercial Paper, all in accordance with the governing instrument defining the rights of the holders thereof or shall have been deposited in trust with a commercial bank in The City of New York.

     SECTION 9. Fuji's Fee. Finance shall pay to Fuji a fee, payable in same day funds, on the average daily unused portion of the Liquidity Commitment from the date hereof until the date of the payment in full of all Commercial Paper outstanding on the day on which Fuji shall give notice to Finance of the termination of this Agreement pursuant to Section 8(c) or on the day Fuji shall consent to the termination of this Agreement pursuant to Section 8(d), as the case may be, at the rate of 1/16 of 1% per annum, payable on July 1, 1983 and on the first Business Day of each calendar quarter thereafter until the date of such payment in full of all such Commercial Paper, and on the date of such payment in full of all such Commercial Paper.

     SECTION 10. Representation by Fuji. Fuji represents that it is acquiring the shares of NW Preferred Stock as contemplated hereby for its own account in the ordinary course of its business and not with a view to the public distribution or sale thereof nor with any present intention of selling or distributing such shares, but subject, nevertheless, to any legal or administrative requirement that the disposition of its property shall at all times be within its control.

     SECTION 11. Notices. All notices, requests and other communications required or permitted hereunder shall, unless otherwise stated herein, be given by hand delivery or by telecopy, telegram or cable, addressed as follows:

          To Fuji:

                    The Fuji Bank, Limited
                    New York Branch
                    Two World Trade Center
                    79th Floor
                    New York, New York 10048
                    Attention: Vice President and Manager,
                               U.S. Corporate Finance and Credit
                               Group II

          To Finance:

                    Heller Financial, Inc.
                    500 West Monroe
                    Chicago, Illinois 60661
                    Attention: Treasurer

or at such other address as either party shall specify to the other party in writing.

     SECTION 12. Accounting Terms; Interest Computation. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

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

     All computations of interest under or in connection with this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment to be made hereunder or in connection herewith shall be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     SECTION 13. No Waiver; Remedies. No failure on the part of Fuji to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 14. Original Keep Well Agreement Superseded. This agreement amends and supersedes the First Amended and Restated Keep Well Agreement as that document has been amended from time to time.

     SECTION 15. Submission to Jurisdiction. Fuji hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the County of New York, State of New York, over any action or proceeding arising out of this Agreement. Fuji hereby irrevocably appoints the Branch as its agent to receive on behalf of Fuji service of copies of the summons and complaint and any other process that may be served in any such action or proceeding.

     SECTION 16. Binding Effect; Successors. This Agreement shall be binding upon, and inure to the benefit of, Fuji and Finance and their respective successors and assigns, except that Finance shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Fuji. Fuji may assign to any financial institution all or any part of, or any interest in, its rights and benefits hereunder and under any of the Liquidity Advance Notes and, subject to the provisions of Section 10, the shares of NW Preferred Stock owned by Fuji.

     SECTION 17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      THE FUJI BANK, LIMITED

                                      By:   /s/Atsushi Takano
                                         ------------------------
                                      Name:  Atsushi Takano
                                      Its:   Managing Director

                                      THE FUJI BANK, LIMITED, NEW YORK
                                      BRANCH, as Obligor under Section 3 of the Amended and Restated Keep Well Agreement

                                      By:   /s/Tsutomu Hayano
                                         ------------------------
                                      Name:  Tsutomu Hayano
                                      Its:   Director and General Manager

                                      HELLER FINANCIAL, INC.

                                      By:   /s/Richard J. Almeida
                                         -------------------------
                                      Name:   Richard J. Almeida
                                      Title:  Chairman of the Board
                                              and Chief Executive Officer

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

                   EXHIBIT A TO RESTATED KEEP WELL AGREEMENT

                        Form of Illiquidity Certificate

     I, _______________________, [Chief Financial Officer] [Chief Accounting Officer] of Heller Financial, Inc., a Delaware corporation ("Finance"), DO HEREBY CERTIFY to The Fuji Bank, Limited ("Fuji"), in connection with Section 3 of the Restated Keep Well Agreement dated as of June 17, 1997 between Finance and Fuji (the "Keep Well Agreement", the terms defined therein being used herein as therein defined), THAT:

     1. This Illiquidity Certificate constitutes the irrevocable request of Finance that Fuji make a Liquidity Advance to Finance in the amount of $__________(the "Requested Advance") on the fifth Business Day after the receipt by Fuji of this Certificate. The Requested Advance shall be evidenced by the Liquidity Advance Note accompanying this Certificate (the "Note") and shall have such terms and conditions as are set forth in the Keep Well Agreement and the Note. The Note has been duly authorized, executed and delivered by Finance and is in the form of Liquidity Advance Note set forth in the Keep Well Agreement.

     2. Finance has reasonably and in good faith determined that it will have a Liquidity Shortfall in the amount of the Requested Advance on the fifth Business Day after the date hereof and that it has available no unused commitments under its line of credit, credit agreements and other credit facilities with lenders other than Fuji.

     3. Fuji is to make the Requested Advance available to Finance on the fifth Business Day after the receipt by Fuji of this Certificate by crediting Finance's account no. _____________ maintained at _____________________
         in New York, New York in the amount of the Requested Advance.


     In Witness Whereof, I have signed this Certificate this _____ day of __________________, 19___

                                          Heller Financial, Inc.

                                          By:___________________________________
                                           Title:_______________________________

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

                   EXHIBIT B TO RESTATED KEEP WELL AGREEMENT

                         Form of Net Worth Certificate


     I, _______________________, the [Chief Financial Officer] [Chief Accounting Officer] of Heller Financial, Inc., a Delaware corporation ("Finance"), DO HEREBY CERTIFY to The Fuji Bank, Limited ("Fuji"), in connection with Section 2 of the Restated Keep Well Agreement dated as of June 17, 1997 between Finance and Fuji (the "Keep Well Agreement", the terms defined therein being used herein as therein defined), THAT:

     1. Accompanying this Certificate are financial statements of Finance for the calendar quarter ended immediately prior to the date hereof. The Net Worth for such calendar quarter is equal to $_____________, and the calculations upon which it has been determined are the following:
         _____________. Such Net Worth has been determined in a manner consistent with the definition of "Net Worth" contained in the Keep Well Agreement.

     2. There is a Net Worth Deficiency for such calendar quarter (the "Net Worth Deficiency" equal to $___________, which is the excess of $500,000,000 over the Net Worth set forth in Paragraph 1.

     3. This Net Worth Certificate constitutes (i) notice to Fuji that Finance shall issue shares of its NW Preferred Stock in the amount of the Net Worth Deficiency (the "Issued Amount") on the fifth Business Day after the date hereof (the "Issuance Date") and (ii) the irrevocable request of Finance that Fuji purchase shares of NW Preferred Stock in the aggregate amount equal to the Issuance Amount on the fifth Business Day after receipt by Fuji of this Certificate. Shares of NW Preferred Stock issued on the Issuance Date shall be evidenced by one or more certificates of NW Preferred Stock issued to Fuji or the Branch, as Fuji shall request not later than two Business Days after receipt by Fuji of this Certification, and shall have such terms and conditions as are set forth in the Keep Well Agreement. Each such share, when issued, will have been duly authorized, issued and delivered by Finance and will be in the form of NW Preferred Stock specified in the Keep Well Agreement.


     In Witness Whereof, I have signed this certificate this _____ day of ___________________, 19____.

                                    Heller Financial, Inc.

                                    By:___________________________________
                                     Title:_______________________________

                   EXHIBIT C TO RESTATED KEEP WELL AGREEMENT

                         Form of Liquidity Advance Note

LIQUIDITY ADVANCE PROMISSORY NOTE

U.S. $[amount of Liquidity          Dated:  _________________________, 19____
    Advance in figures]


     FOR VALUE RECEIVED, the undersigned, HELLER FINANCIAL, INC., a corporation organized and existing under the laws of Delaware (the "Borrower"), HEREBY PROMISES TO PAY to the order of THE FUJI BANK, LIMITED (the "Bank"), a Japanese banking corporation, the principal sum of [amount of the Liquidity Advance in
words] United States Dollars (U.S. $       [amount of the Liquidity Advance in
figures]) on _______________, 19___ [insert the date of the Business day next succeeding the day that is twenty-nine days after the date of Note], together with interest on the principal amount remaining unpaid hereunder from the date hereof until said principal amount is paid in full, payable on the day said principal amount becomes due and, with respect to interest on any overdue principal amount, payable on demand, at a fluctuating interest rate per annum equal at all times to 1/4 of 1% per annum above, but on any overdue principal amount 1 1/4% per annum above, the rate of interest announced publicly by Morgan Guaranty Trust Company of New York in New York, New York from time to time as its prime commercial lending rate (the "Prime Rate"). Each change in the fluctuating interest rate hereunder shall take effect simultaneously with the corresponding change in the Prime Rate.

     The Borrower may, upon at least five Business Days' notice to the Bank, prepay this Liquidity Advance Note, without premium, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount not less than U.S. $10,000,000 or a multiple thereof.

     The Borrower shall make each payment of principal and interest hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States to the Bank at the office of The Fuji Bank, Limited, New York Branch, Two World Trade Center, 79th Floor, New York, New York 10048, by wire transfer of Federal funds to the account of the Bank at Morgan Guaranty Trust Company of New York, account no. 631-19-808.

     All computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day occurring in the period for which such interest is payable) elapsed.

     This Liquidity Advance Promissory Note is one of the Liquidity Advance Notes referred to in, and is entitled to the benefits of, the Restated Keep Well Agreement dated as of June 17, 1997 between the Borrower and the Bank, and shall be governed by, and construed in accordance with, the law of the State of New York.

                                          Heller Financial, Inc.

                                          By:___________________________________
                                          Title:________________________________

                                       11